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                                                                    EXHIBIT 10.9

                                LICENSE AGREEMENT


         THIS LICENSE AGREEMENT ("Agreement") is entered into and effective this 21st day of May, 1996 by and between PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation ("PIRANHA") and CAMBRIX PUBLISHING, INC., an Arizona corporation ("CAMBRIX").

         WHEREAS, CAMBRIX has developed or licensed the seven (see Exhibit A for details regarding possible eighth program) interactive CD-ROM computer software programs (each of the programs and all updates, enhancements and versions thereof and all documents, components, executable software, source code, text files, sound files, image files, video files, database files and other similar or related files or material and disks relating thereto is hereinafter individually referred to as the "Program" and collectively referred to as the "Programs") identified on Exhibit "A" attached hereto and incorporated herein by this reference; and

         WHEREAS, CAMBRIX has agreed to grant to PIRANHA and PIRANHA has agreed to accept, an exclusive (see Exhibit A for details regarding limitation), worldwide (see Exhibit A for details regarding limitation) license to copy, manufacture, publish, distribute, sub license and market the Programs on the terms and subject to the conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

              I. NATURE OF LICENSE, PROGRAMS, SUPPORT AND PACKAGING

         1.01 Grant of License. CAMBRIX hereby grants to PIRANHA, and PIRANHA hereby accepts, on the terms and subject to the conditions contained herein, an exclusive (see Exhibit A for details regarding limitation), worldwide (see Exhibit A for details regarding limitation) license giving PIRANHA the right to copy, manufacture, publish, distribute, sub license and market the Programs, including, without limitation, the right to use and copy the Programs, solely for the purpose of including the Programs in, and selling the Programs as part of, a combined unit of ten or more CD-ROMs (the "Travel Pack") to be published by PIRANHA. PIRANHA may copy, manufacture, publish, distribute, sub license and market the Travel Pack under such names as it, in its sole discretion, considers appropriate.

         1.02 Publishing Restrictions. The license granted to PIRANHA by CAMBRIX pursuant to the terms of this Agreement is solely and exclusively for the purpose of including the Programs in the Travel Pack. CAMBRIX has not granted PIRANHA the right, and PIRANHA does not have the right, to publish, distribute or sub license the Programs as separate, individual, stand alone titles. PIRANHA shall only publish, distribute and sub license the Programs as a part of the Travel Pack. PIRANHA will not advertise, list, invoice or price the Programs separately from the Travel Pack. PIRANHA will include no more than one copy of each Program in each Travel Pack. PIRANHA shall identify the Travel Pack as a separate and single stock keeping unit ("SKU") in any and all invoices and like documents.
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         1.03 Production, Quality and Delivery of Programs. Within 10 business days of the effective date of this Agreement, CAMBRIX shall deliver to PIRANHA a clean copy of the fully functional, latest version of each Program in machine readable form on CD-ROM, to be used as a master for duplication and mass production of each of the Programs (the "Gold Masters"). CAMBRIX is responsible for ensuring the accuracy of the material contained in the Programs and is responsible for the design and programming quality of the Programs. Should any Gold Master contain a material defect, malfunction or error, CAMBRIX agrees to use its best efforts and to take all reasonable action necessary to make the necessary repairs, without charge to PIRANHA, and to provide PIRANHA with a new Gold Master for such Program as soon as possible after the modifications have been completed. When making a request for a repair or correction in a Program, PIRANHA must provide written documentation setting forth the specific circumstances, to the extent known, which precipitate each problem and the exact nature and ramifications of the problem, to the extent known. CAMBRIX shall only be required to undertake repairs for problems which can be explained in sufficient detail to enable CAMBRIX to reproduce the problem in its copy of the same version of the Program. Notwithstanding the cure period set forth in
Section 5.02(a), if CAMBRIX fails to use its best efforts to correct any material defect, malfunction or error within 30 days of the receipt by CAMBRIX of such written notice from PIRANHA, PIRANHA may terminate this Agreement and no Quarterly Payments, including the Guaranteed Minimum and any advances thereof, shall be due from PIRANHA to CAMBRIX and PIRANHA may exercise its rights pursuant to Section 5.04.

         1.04 Technical Support. Technical expertise and technical support for the Programs shall be provided to PIRANHA and to customers at no cost, but not a toll free call, by CAMBRIX. PIRANHA may list 818.993.4274 on the Travel Pack box as the technical support telephone number for the Programs.

         1.05 Disk and Box Art. PIRANHA reserves the right to redesign the art printed on the face of each CD, subject to CAMBRIX's approval, and may use or incorporate images from the Programs for this purpose. Such approval shall not be unreasonably withheld and approval or denial must be given to PIRANHA within 48 hours of submission to CAMBRIX. Screen shots may also be used on the Travel Pack box or other promotional material.

         1.06 CAMBRIX Name. PIRANHA will not promote the Travel Pack as being a CAMBRIX product and will not incorporate the CAMBRIX name in the box or promotion of the Travel Pack except for trademark and copyright notices.

         1.07 Consumer License Agreement. A consumer license agreement, similar to the form of Exhibit B, attached hereto and incorporated herein by this reference, shall be included in each Travel Pack. CAMBRIX understands that four other companies (the "Other Participants") which will have products in the Travel Pack must also approve the form of the consumer license agreement and that further modifications to the form language may therefore be necessary to reach a consensus on the final wording of the document. All proposed changes to the language of the license agreement shall be presented to CAMBRIX for its approval, which shall not be unreasonably withheld. In the event that a consensus cannot be reached between PIRANHA, CAMBRIX and the Other Participants regarding the language of a mutually acceptable license agreement, the form of license agreement set forth in Exhibit B shall be used for the CAMBRIX Programs.



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                             II. QUARTERLY PAYMENTS

         2.01 Quarterly Payments. On or before the last day of the first month following the end of each calendar quarter (i.e., January 31, April 30, July 31, October 31), PIRANHA shall pay to CAMBRIX by check payable to CAMBRIX, sent by mail to CAMBRIX, [*] Dollars ($[*]) per Travel Pack, multiplied by the Net Sales of the Travel Pack by PIRANHA or by its affiliates, successors, assigns or licensees during each such calendar quarter (the "Quarterly Payment(s)"). "Net Sales" shall mean the units of the Travel Pack actually shipped that quarter, less returns arising from the sale of the Travel Pack. A Travel Pack shall be considered sold on the date that PIRANHA ships the Travel Pack to a purchaser. All other deliveries and/or shipments of the Travel Pack including, but not limited to, the delivery of "not-for-resale" copies, evaluation copies, copies for marketing and promotional activities and copies delivered to the staff of PIRANHA and to CAMBRIX, shall not constitute Travel Pack sales and no royalties shall be paid on such Travel Packs. Not-for-resale copies (excluding the 340 copies to be distributed to the Other Participants) shall be limited to 250 units, or 2% of Travel Pack shipments, whichever is greater.

         2.02 Guaranteed Minimum Payments and Advances on Royalties. PIRANHA agrees to make royalty payments to CAMBRIX of at least [*] Dollars ($[*]) during the first twelve (12) months following the launch ("Launch") of the Travel Pack (the "Guaranteed Minimum"). Of the $[*] Guaranteed Minimum royalty, PIRANHA shall pay [*] Dollars ($[*]) to CAMBRIX within forty-five (45) days of the date of this Agreement. The Launch of the Travel Pack shall be deemed to have occurred on the date of the first shipment by PIRANHA of the Travel Pack to a distributor, reseller or retailer. The tentative Launch date for the Travel Pack is Friday, May 31, 1996 but the Launch date may be delayed by PIRANHA in its sole discretion through and including July 31, 1996. If PIRANHA has not Launched the Travel Pack by July 31, 1996, this Agreement and the license granted to PIRANHA hereunder shall terminate and neither party shall have any obligations to the other hereunder. PIRANHA, in its sole and absolute discretion, may pay amounts to CAMBRIX in excess of those then due under the terms of this Agreement. Any and all such amounts that may be paid to CAMBRIX by PIRANHA in addition to or prior to becoming due and payable under the terms of this Agreement, shall be considered an advance against the royalties due from PIRANHA to CAMBRIX hereunder. Once royalty payments commence under the terms of the Agreement, PIRANHA may deduct the full Quarterly Payment due to CAMBRIX from advances made to CAMBRIX until such time as PIRANHA has recouped the full amount of its advances to CAMBRIX. If, one year after Launch, CAMBRIX has an outstanding advance balance in excess of the [*] Dollar ($[*]) Guaranteed Minimum royalty payment and no further Quarterly Payments are thereafter payable, the balance of such advances shall be immediately due and payable by CAMBRIX to PIRANHA. All advances in excess of the [*] Dollar ($[*]) Guaranteed Minimum royalty payment, shall be interest free until delinquent as set forth above from which date they shall bear interest at the Prime Rate as defined, set, and adjusted by Bank One, AZ, NA or its successors and assigns for as long as the balance remains outstanding.

         2.03 Complementary Travel Pack Distribution. PIRANHA may distribute, free of charge, copies of the Travel Packs for marketing and promotional activities, including evaluation copies and "not for resale" copies. No royalties shall be paid on such copies. PIRANHA shall provide one of the Other Participants with 100 complementary copies of the Travel Pack and shall supply CAMBRIX (as requested) and the three remaining Other Participants with 60 complementary units of the Travel Pack. CAMBRIX and the Other Participants may also purchase additional copies


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[*] Confidential portion deleted and filed separately with the Securities and
    Exchange Commission.

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from PIRANHA at the price PIRANHA charges its most favored unaffiliated customers. No royalties shall be paid on such units purchased by or distributed to CAMBRIX or the Other Participants. Any units given or sold to CAMBRIX or the Other Participants pursuant to this paragraph shall not be sold by CAMBRIX or the Other Participants to any third party. PIRANHA shall be entitled to 60 copies of the Travel Pack at no cost for distribution to its staff and others in its sole discretion. No royalties shall be paid on such copies. Any units given by PIRANHA to staff or others shall not be sold by the recipients to any third party.

         2.04 Statements and Procedure. Any payment made by PIRANHA to CAMBRIX as provided in Section 2.01 shall be accompanied by a statement setting forth the number of Travel Packs sold, returns, all offsets and deductions therefrom and the calculation of the Quarterly Payment due CAMBRIX hereunder. Payments and statements should be mailed to the following address:

                  CAMBRIX PUBLISHING, INC.
                  Attention:  Bruce Edwards
                  9304 Deering Avenue
                  Chatsworth, CA 91311

         2.05 Review of Books and Records. If CAMBRIX, acting reasonably, disputes the aggregate amount of the Quarterly Payments which CAMBRIX is entitled to be paid pursuant to Section 2.01 for such period (the "Required Payment Total") during the Term of this Agreement, CAMBRIX may provide written notice to PIRANHA of its decision to review the financial records of PIRANHA relating to the sales of the Travel Packs for such period. CAMBRIX shall use an independent, unaffiliated certified public accounting firm ("Independent CPA") with offices in Arizona, to conduct the review, the choice of which shall be subject to PIRANHA's approval, which shall not be unreasonably withheld (the "Firm"). PIRANHA shall make available to the Firm, at PIRANHA's normal place of business during normal business hours, the financial records of PIRANHA specifically relating to Travel Pack sales for such period. Reviews may be requested and conducted no more than once every twelve month period.

         If the Firm determines that the Required Payment Total for such period exceeds the payments made by PIRANHA to CAMBRIX for such period, PIRANHA shall pay to CAMBRIX, within 30 days of the determination of the Required Payment Total, an amount equal to such excess by certified check, payable to CAMBRIX. If the balance owed by PIRANHA is more than 5% of the Required Payment Total for such period, PIRANHA shall pay for all reasonable costs associated with the review, including the reasonable fees of the Firm. If the balance owed by PIRANHA is less than 5% of the Required Payment Total for such period, CAMBRIX shall pay for all reasonable costs associated with the review.

         If the Firm determines that the payment made by PIRANHA to CAMBRIX pursuant to Section 2.01 for such period exceeds the Required Payment Total for such period, all reasonable costs associated with the review shall be borne by CAMBRIX. If PIRANHA wishes to appeal the decision of the Firm, PIRANHA may do so, at its expense, by selecting another Independent CPA, subject to CAMBRIX's approval, which shall not be unreasonably withheld, to make a final determination of the Required Payment Total.




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                       III. REPRESENTATIONS AND WARRANTIES

         3.01 Representations and Warranties of CAMBRIX. CAMBRIX hereby represents and warrants to PIRANHA:

         (a) This Agreement has been duly authorized, executed and delivered by CAMBRIX and is a legal, valid and binding obligation of CAMBRIX, enforceable against CAMBRIX in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally;

         (b) Neither the execution and delivery of this Agreement by CAMBRIX nor the consummation of the transactions herein provided for will result in a breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any obligation of CAMBRIX under (i) any agreement to which CAMBRIX is a party or by which CAMBRIX is bound; (ii) any provision of the articles of incorporation or by-laws or resolutions of the board of directors (or committee thereof) or shareholders of CAMBRIX; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over CAMBRIX; (iv) any license, permit, approval, consent or authorization held by CAMBRIX; or (v) any applicable law, statute, ordinance, regulation or rule; and

         (c) CAMBRIX hereby warrants and represents that it is the author or licensee of all rights to the material in the Programs, which are the original work of CAMBRIX or, if not the original work of CAMBRIX, (i) have been legally licensed, via written contract, by CAMBRIX from the author or the owner of the material who has full power and authority to license such material, and CAMBRIX has the full power to convey such material and such rights to PIRANHA free of any and all claims or encumbrances or (ii) is public domain material, and CAMBRIX has the full power to convey such material and such rights to PIRANHA free of any and all claims and encumbrances.

         3.02 Representations and Warranties of PIRANHA. PIRANHA hereby represents and warrants to CAMBRIX as follows:

         (a) This Agreement has been duly authorized, executed and delivered by PIRANHA and is a legal, valid and binding obligation of PIRANHA, enforceable against PIRANHA in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally; and

         (b) Neither the execution and delivery of this Agreement by PIRANHA nor the consummation of the transactions herein provided for will result in a breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any obligation of PIRANHA under (i) any agreement to which PIRANHA is a party or by which PIRANHA is bound; (ii) any provision of the articles of incorporation or bylaws or resolutions of the board of directors (or committee thereof) or shareholders of PIRANHA; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over PIRANHA; (iv) any license, permit, approval, consent or authorization held by PIRANHA; or (v) any applicable law, statute, ordinance, regulation or rule.

         3.03 Confidentiality. CAMBRIX and PIRANHA agree that as a result of this relationship, they have in the past or may in the future develop, obtain, or learn about confidential information


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which is the property of the other party. CAMBRIX and PIRANHA agree to use their best efforts and the utmost diligence to guard and protect said confidential information, and each agrees that it will not, during or after the period of this Agreement, use for itself or others, or divulge to others said confidential information which that party may develop, obtain or learn about during the Term of or as a result of this Agreement, unless authorized to do so by the other party in writing. CAMBRIX and PIRANHA further agree that upon termination of this Agreement for any reason they will return to or leave with the other all records and papers and all matters of whatever nature which bear in any way on the other's confidential information. CAMBRIX and PIRANHA agree that confidential information may not be disclosed, even to their respective employees unless such disclosure is necessary to accomplish the purposes of this Agreement.

         For the purposes of this Agreement, the term "confidential information" shall include lists of customers, distributors and retailers, processes, technology, proprietary information, patents, designs, methods, techniques, trade secrets, trademarks, copyrights, intellectual property, systems, formulas, patterns, models, devices, compilations, or any information of whatever nature which is not otherwise readily available in the public domain.

                   IV. TRADEMARKS, TRADE NAMES AND COPYRIGHTS

         4.01 Property Rights. All right, title and interest in and to the source code and the copyright to the source code for the Programs, and all other copyrights and trademarks to the individual Programs, including all art, images, pictures, graphics, maps, text, text files, sound files, image files, video files, database files and other similar or related files or material for the Programs, and all modifications, updates and upgrades relating thereto, shall be the exclusive property of CAMBRIX and no rights in or under such property shall pass to PIRANHA unless otherwise provided by the terms of this Agreement. Proper copyright and trademark notices, in the form of Exhibit C attached hereto and incorporated herein by this reference, shall appear on all packaging and on the face of each CD-ROM, as noted in the Exhibit. All right, title and interest in and to the copyrights, trademarks and trade names for the Travel Pack name, packaging, box design, manual, registration card, and consumer license agreement shall be the exclusive property of PIRANHA and no rights in or under such property shall pass to CAMBRIX unless otherwise provided by the terms of this Agreement.

         4.02 Notification of Infringement of Copyright, Trademarks and Patents. Each party shall promptly notify the other of any information which comes to its attention from any source:

         (a) indicating that copyrights, trademarks or patents issued or registered or to be issued or registered may conflict with copyrights, trademarks or patents of either party which are applicable to the Programs or the Travel Pack; or

         (b) of any and all actual or apparent infringement, imitation, illegal or unauthorized use or misuse of the copyrights, trademarks, patents or patent applications (if any) of either party which are applicable to the Programs or the Travel Pack.

                    V. DURATION AND TERMINATION OF AGREEMENT

         5.01 Term of Agreement. Subject to Section 5.02, this Agreement shall commence on the date hereof and shall terminate (i) on July 31, 1996 if the Travel Pack does not Launch on or before


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that date, (ii) when PIRANHA, in its sole discretion, determines that sales of the Travel Pack have fallen below a level which would justify further publication of the Travel Pack and terminates the sale of the Travel Pack or
(iii) two (2) years from the effective date hereof, whichever occurs first (the "Initial Term"). After the Initial Term, PIRANHA shall have the option, in its sole discretion, to extend the term of the Agreement for an additional period of one year (the "Option"). PIRANHA may exercise the Option by delivering written notice of its decision to CAMBRIX at least 90 days prior to the end of the Initial Term. Further extensions of the term of this Agreement may be made by mutual written consent. If this Agreement is renewed or otherwise extended, the terms and conditions applicable during any renewal term shall be the same as those contained herein, except as modified in writing (the period of time during which this Agreement is in effect shall be known collectively as the "Term").

         5.02 Events of Termination. A party to this Agreement (the "Non-defaulting Party") shall have the right to terminate this Agreement upon written notice to the other party (the "Defaulting Party") upon the occurrence of one or more of the following events of default:

         (a) if the Defaulting Party fails to perform any material covenant, agreement or other obligation under this Agreement and such non-performance shall not have been cured or remedied by the Defaulting Party within forty-five
(45) days (provided, however, that royalties or other monies due hereunder shall require a thirty (30) day cure) after written notice thereof has been given by the Non-defaulting Party;

         (b) the Defaulting Party admits in writing its inability to pay its debts generally as they become due or is insolvent or makes an assignment for the benefit of its creditors, files or has filed against it (and the same is not dismissed within 30 days of the date thereof) a valid petition in bankruptcy; has a liquidator, provisional liquidator, receiver or receiver and manager appointed in any jurisdiction in respect of all or a substantial portion of its property and assets;

         (c) if CAMBRIX ceases to carry on business as a publisher of computer software; or

         (d) if PIRANHA ceases to carry on business as a publisher and/or distributor of computer software titles.

         5.03 Limited Liability. Other than as specifically set forth herein, neither party shall be liable to the other party for indirect, consequential or incidental damages or for loss of prospective profits.

         5.04 Default by CAMBRIX - Remedies of PIRANHA. Upon a default by CAMBRIX , a) PIRANHA may terminate this Agreement pursuant to Section 5.02, in which event PIRANHA (i) shall cease publishing and marketing the Programs as part of the Travel Pack, (ii) may obtain other similar software programs from other publishers for inclusion in the Travel Pack if PIRANHA desires, (iii) shall not be liable to CAMBRIX for any costs or expenses incurred by any party in connection with such Programs or for any Quarterly Payments or royalties, including the Guaranteed Minumum and any advances thereof, except to the extent earned (based upon Net Sales) as of the date of termination, and CAMBRIX shall immediately return the $[*] advance, or the portion thereof paid by PIRANHA prior to the termination and not earned, and (iv) shall have the right to dispose of any remaining inventory for six (6) months following the date of termination (royalties shall be paid on any such remaining inventory sold); or
b) PIRANHA may


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[*] Confidential portion deleted and filed separately with the Securities and
    Exchange Commission.

continue to publish the Programs in the Travel Pack under the terms of this Agreement, in which event (i) if the default is due to the failure of CAMBRIX to correct a material defect, malfunction or error in one or more of the Programs or if the default is due to intellectual property infringement of one or more of the Programs, PIRANHA may discontinue the publication of the effected Program(s) as part of the Travel Pack and make arrangements for a suitable, in PIRANHA's sole discretion, replacement and (ii) PIRANHA shall be obligated to make Quarterly Payments only and shall not be liable to CAMBRIX for the Guaranteed Minumum or any advances thereof. "The Secret World of Caves," if PIRANHA has not already exercised its Option to include such Program in the Travel Pack, shall be available to PIRANHA, in its sole discretion, as an alternate to replace an effected Program, but no additional royalty shall be due from PIRANHA to CAMBRIX for the inclusion of "Secret World of Caves," under such circumstances. If, in the event of such a default, the replacement for one or more of the effected Programs is not a CAMBRIX software program, the amount of royalties paid by PIRANHA to CAMBRIX under the terms of this Agreement shall be proportionately reduced by the number of Programs so replaced (i.e., if two Programs are replaced, the royalties due from PIRANHA to CAMBRIX hereunder shall be reduced by [*] per Program, for a revised royalty per Travel Pack of $[*]).

         5.05 Default by PIRANHA - Remedies of CAMBRIX. Upon a default by PIRANHA, and termination of this Agreement by CAMBRIX pursuant to Section 5.02, neither PIRANHA nor its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have any right to distribute or market the Programs in the Travel Pack, except as follows:

         (a) PIRANHA shall have the right, for six months only, to dispose of any inventory in its possession at time of termination. PIRANHA shall continue to make Quarterly Payments to CAMBRIX on such sales of the Travel Pack. Any inventory in PIRANHA's possession at the end of the six month period shall be destroyed by PIRANHA.

         5.06 Return adjustments upon termination. Upon termination of the Agreement for any cause, payment of any accrued royalties and payment of subsequently accruing royalties shall be subject to a 50% reserve withholding for an additional 90 days in order to determine the amount of pending returns of the Travel Pack so that Quarterly Payments may be appropriately reduced. If PIRANHA refunds or grants a credit for the sale of any Travel Pack for which PIRANHA has been paid, and provided the Quarterly Payment for such sale has been paid by PIRANHA to CAMBRIX, the amount of such payment made by PIRANHA to CAMBRIX pursuant to this section shall be deducted from the Quarterly Payments thereafter payable or if no further Quarterly Payments are thereafter payable, shall be immediately paid by CAMBRIX to PIRANHA.

                               VI. INDEMNIFICATION

         6.01 Indemnification of CAMBRIX. PIRANHA shall indemnify and hold CAMBRIX harmless from and against all claims, suits, demands, actions and proceedings, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney fees and costs) CAMBRIX may suffer or incur as a result of any negligent action or failure to act of any employee, agent or representative of PIRANHA.

         6.02 Indemnification of PIRANHA. CAMBRIX shall indemnify and hold PIRANHA harmless from and against all claims, suits, demands, actions and proceedings, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney fees and costs)

[*] Confidential portion deleted and filed separately with the Securities and Exchange Commission.

which PIRANHA may suffer or incur as a result of (i) the failure by CAMBRIX to meet its obligations under Section 1.03, (ii) the Programs containing any unlawful content, (iii) any negligence in act or failure to act of any employee, agent or representative of CAMBRIX, or (iv) the Programs infringing the copyright, trademark or any other intellectual property rights of any person or entity.

                               VII. MISCELLANEOUS

         7.01 Survival. The representations and warranties made by CAMBRIX and PIRANHA in the Agreement shall continue in full force and effect for the benefit of the relevant party and shall survive the termination of this Agreement.

         7.02 Nature of Relationship. The terms of this Agreement shall not constitute a joint venture or partnership between CAMBRIX and PIRANHA. Neither CAMBRIX nor PIRANHA is or shall be deemed to be an agent of the other. CAMBRIX shall have no right to bind PIRANHA, by contract or otherwise, or to transact any business in its name or on its behalf, in any manner or form, or to make any promises or representations on its behalf. PIRANHA shall not have any right to bind CAMBRIX, by contract or otherwise, transact any business in its name or on its behalf, in any manner or form, or to make any promises or representations on its behalf.

         7.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or sent by U.S. registered mail, charges prepaid, to the parties at the addresses set forth on the signature page of the Agreement.

         7.04 Entire Agreement. This Agreement, when duly executed and delivered, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral.

         7.05 Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Arizona and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Maricopa County, State of Arizona and all courts competent to hear appeals therefrom. The Parties also waive any and all objections to such jurisdiction and venue, including objections based on the doctrine of forum non conveniens.

         7.06 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as the case may be.

         7.07 Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

         7.08 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not affect or impair the validity, legality or enforceability of the remaining provisions hereof and each provision is hereby declared to be separate, severable and distinct.

         7.09 Execution and Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         7.10 Arbitration. All controversies which may arise between the parties concerning any transaction or the construction, performance, or breach of this Agreement shall be determined pursuant to the arbitration laws of the State of Arizona, before the American Arbitration Association and in accordance with its rules then in effect. The parties shall agree upon one arbitrator to hear the dispute, or if they cannot agree upon a single arbitrator, each shall select one arbitrator and the two arbitrators shall select a third arbitrator to hear the dispute. The award of the arbitrator shall be final and judgment upon the award rendered may be entered by the court specified as the chosen forum for this Agreement. All parties hereto submit to the jurisdiction of Arizona and agree that the arbitration hearing shall be held in Maricopa County, Arizona. Each party shall bear the cost of its own attorney fees involved in such arbitration, if any.

         7.11 Registered Users. PIRANHA shall make available to CAMBRIX, upon request by CAMBRIX, no more than twice annually, the list of registered users of the Travel Pack which PIRANHA has entered into its computer data base as of the date of the request. PIRANHA is not obligated to keep the data base up-to-date or to enter registration cards within any specific time frame after receipt. CAMBRIX, shall, however, always receive the most current data base maintained by PIRANHA at the time of the request. This service is provided as a courtesy to CAMBRIX. The registered user data base may only be used by CAMBRIX and may not be sold, leased or otherwise tranfserred by CAMBRIX to any third party.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.


                                    "CAMBRIX"

                                     CAMBRIX PUBLISHING, INC.

                                     By: /s/ Bruce Edwards______________________
                                         Bruce Edwards, Executive Vice President

                                     Address: CAMBRIX PUBLISHING, INC.
                                              Attention:  Bruce Edwards
                                              9304 Deering Avenue
                                              Chatsworth, CA 91311



                                    "PIRANHA"

                                    PIRANHA INTERACTIVE PUBLISHING, INC.

                                    By /s/ Timothy M. Brannan___________________
                                       Timothy M. Brannan, President

                                    Address:  1839 West Drake
                                              Suite B
                                              Tempe, AZ  85283

                                   EXHIBIT "A"

         The Programs subject to the Agreement are the following software programs and all documents, components, executable software, source code, graphics and disks relating thereto.

PROGRAMS*:        1)  "Adventures"
                  2)  "Explore America"
                  3)  "Great Restaurants"
                  4)  "Sport Fishing Around the World"
                  5)  "White Water Rafting, USA"
                  6)  "Ballooning and Soaring"
                  7)  "National Parks" - version 2.0 is the most current version

                  * "Secret World of Caves" is an optional eighth (8th) Program. PIRANHA shall have a thirty (30) day option, from the date of this Agreement, to give CAMBRIX written notice of its decision to include "Secret World of Caves" as an eighth (8th) Title in the Travel Pack, and in the event that PIRANHA exercises its option, the royalties to be paid by PIRANHA to CAMBRIX shall be increased by [*]/Travel Pack sold, for a new total of $[*] per Travel Pack sold.

PLATFORM/MEDIA:

         All Programs are PC/Windows only with the exception of "Sport Fishing Around the World" which is dual platform, PC/Windows and Mac. Each Program is contained on a separate, single CD-ROM.

LIMITED EXCLUSIVE LICENSE:

         The license granted by CAMBRIX to PIRANHA pursuant to the terms of this Agreement is nonexclusive as to the individual Programs, but exclusive, for a period of two years from the effective date of this Agreement, as to any combination of five or more of the Programs being sold in a CD-ROM 10 pack. Both parties acknowledge, however, that CAMBRIX has one license agreement with Micromedia for six of the Programs which predates this Agreement and which is not subject to this restriction.

TERRITORY:

         The territory covered by the license granted by CAMBRIX to PIRANHA pursuant to the terms of this Agreement is worldwide, with the exception that "Sport Fishing Around the World" cannot be sold in Europe or in the United Kingdom.

[*] Confidential portion deleted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT "B"

                           CONSUMER LICENSE AGREEMENT


LICENSE AGREEMENT - READ THIS AGREEMENT BEFORE USING THE SOFTWARE CONTAINED IN THIS PACKAGE. BY USING THE SOFTWARE CONTAINED IN THIS PACKAGE YOU AGREE TO BE BOUND BY THE TERMS OF THIS LICENSE. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE, PLEASE RETURN THE UNUSED SOFTWARE AND ALL PACKAGING AND ACCOMPANYING MATERIAL, ALONG WITH YOUR RECEIPT, TO YOUR POINT OF PURCHASE FOR A FULL REFUND.

The enclosed computer software (collectively the "Software") and all accompanying material is protected by copyright laws and international treaty provisions and may only be used in accordance with the terms of this license. You are permitted to use the Software on a single computer. You may not copy the Software or the accompanying material. You may, however, permanently transfer (but may not rent or lease) the enclosed original Software and all accompanying material to another person as long as you do not retain any aspect of the Software, including any set up files, or the enclosed material, and provided the recipient agrees to be bound by the terms of this license. You may not decompile, reverse engineer, disassemble or otherwise break the Software into its component parts, nor may you print, download or otherwise transfer any of the images or other material contained therein without the prior written permission of Piranha. The Software may only be used on a network if you have purchased a license for each terminal on the network. If the enclosed Software is an upgrade and you already possess one or more prior versions of the enclosed Software, you have a single license which covers all versions of the Software and individual versions of the Software may not be transferred separately.

LIMITED WARRANTY - 90 DAYS - Piranha warrants the disk(s) containing the Software to be free from defects in materials and workmanship for a period of ninety (90) days from the date of purchase. All implied warranties are also limited to ninety (90) days from the date of purchase. Some states do not allow limitations on the duration of implied warranties so this limitation may not apply to you. This Limited Warranty is void if the disk malfunction is the result of damage to the disk subsequent to the purchase. This Limited Warranty gives you specific legal rights. You may have other rights which vary from state to state. REMEDIES - Piranha's entire liability and your exclusive remedy shall be the replacement of the defective disk(s) returned to Piranha with a copy of the purchase receipt. NO ADDITIONAL WARRANTIES - Except as explicitly set forth herein, the Software and the accompanying material is provided "as is." Piranha disclaims all other warranties, express or implied, including warranties of merchantability and fitness for a particular purpose, for either the Software or the accompanying material. NO ADDITIONAL LIABILITY - In no event whatsoever, to the maximum extent permitted by applicable law, shall Piranha be liable for any damages, whether incidental, indirect, special or consequential, including, but not limited to, loss of business profits, business interruption, or loss of business information, arising from the use of or the inability to use the Software, even if Piranha has been advised of the possibility of such damages. Some states do not allow the limitation or exclusion of liability for incidental or consequential damages so this limitation may not apply to you.

Use of the Software and accompanying material by the U.S. Government is subject to Restricted Rights as set forth in DFARS 252.227-7013, subparagraph (c)(1)(ii) of the section entitled Rights in Technical Data and Computer Software or 48 CFR 52.227-19, subparagraphs (C)(1) and (2) of the section entitled Commercial Computer Software - Restricted Rights. This agreement shall be governed by the laws of the State of Arizona.

                                   EXHIBIT "C"

FORM OF COPYRIGHT AND TRADEMARK NOTICES FOR THE FACE OF EACH CD-ROM:

1) Adventures(TM)- "copyright(C)1993 Deep River Publishing, Inc. All rights reserved."

2) Explore America!(TM)- "copyright(C)1995 Deep River Publishing, Inc. All rights reserved."

3) Great Restaurants(TM) Wineries & Breweries - "copyright (C) 1994 Deep River Publishing, Inc. All rights reserved."

4) Sport Fishing Around the World - "copyright(C)1995 Pearson Publishing. All rights Reserved."

5) White Water Rafting USA - "copyright(C)1994 Cambridge Multimedia Corporation. All rights reserved."

6) Ballooning and Soaring - "copyright(C)1995 Cambridge Multimedia Corporation. All rights reserved."

7) National Parks - "copyright(C)1995 Cambrix Publishing, Inc. and its licensors. All rights reserved."

8) Secret World of Caves - "copyright (C) 1995 Cambridge Multimedia Corporation and its licensors. All rights reserved."

FORM OF COPYRIGHT AND TRADEMARK NOTICES FOR THE BOX/PACKAGING:

1) "Adventures(TM) copyright (C) 1993 Deep River Publishing, Inc. All rights reserved. Adventures is a trademark of Deep River Publishing, Inc."

2) "Explore America!(TM) copyright (C) 1995 Deep River Publishing, Inc. All rights reserved. Explore America! is a trademark of Deep River Publishing, Inc."

3) "Great Restaurants(TM) Wineries & Breweries copyright (C) 1994 Deep River Publishing, Inc. All rights reserved. Great Restaurants Wineries & Breweries is a trademark of Deep River Publishing, Inc."

4) "Sport Fishing Around the World copyright(C)1995 Pearson Publishing. All rights Reserved."

5) "White Water Rafting USA copyright (C) 1994 Cambridge Multimedia Corporation. All rights reserved."

6) "Ballooning and Soaring copyright (C) 1995 Cambridge Multimedia Corporation. All rights reserved."

7) "National Parks copyright (C) 1995 Cambrix Publishing, Inc. and its licensors. All rights reserved."

8) "Secret World of Caves copyright (C) 1995 Cambridge Multimedia Corporation and its licensors. All rights reserved."